VIA FACSIMILE
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March 13, 2001



Cirus Telecom, Inc.
333 East 56th Street
New York, NY
U.S.A    10002

Attention:  Mr. Amar Bahadoorsingh, President
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Dear Sirs:

We have read Item 4 included in the amended Form 8-K dated February 23, 2001 of Cirus Telecom, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours very truly,

N.I. CAMERON INC.
CHARTERED ACCOUNTANTS

Per:

/s/ NICK CAMERON


N.I. Cameron, C.A.